UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2017

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 31, 2017, we held our annual meeting of stockholders. A total of 39,190,619 shares of our common stock were outstanding as of April 26, 2017, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Mr. Joseph “Jay” P. Hagan, Dr. Troy Wilson and Dr. Kleanthis G. Xanthopoulos as members of our board of directors as Class III directors for a three-year term. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Joseph “Jay” P. Hagan	9,535,918	7,280,212	13,895,696
Troy Wilson, Ph.D., J.D.	10,806,499	6,009,631	13,895,696
Kleanthis G. Xanthopoulos, Ph.D.	8,806,229	8,009,901	13,895,696

Proposal Two: Approval of the amendment to the Amended and Restated 2014 Equity and Incentive Plan

Our stockholders approved the amendment of our Amended and Restated 2014 Equity and Incentive Plan to increase the number of shares of common stock approved for issuance under the plan by 700,000 shares. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
11,958,696	4,817,079	40,355	13,895,696

Proposal Three: Ratification of Marcum LLP as our Independent Registered Public Accountants for Fiscal 2017

Our stockholders ratified our selection of Marcum LLP as our independent registered public accountants for our fiscal year ending December 31, 2017. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
29,558,783	1,017,336	135,707	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Zosano Pharma Corporation Amended and Restated 2014 Equity and Incentive Plan, as amended on May 31, 2017. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: June 5, 2017	By:	/s/ Georgia Erbez

Name: Georgia Erbez
Title: Chief Business Officer and Chief Financial Officer

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